Exhibit (1c)

                       STATE STREET RESEARCH CAPITAL TRUST

                      Amendment No. 4 to First Amended and
                         Restated Master Trust Agreement

                             INSTRUMENT OF AMENDMENT




         Pursuant to Article IV, Sections 4.1 and 4.2 and Article VII, Section
7.3 of the First Amended and Restated Master Trust Agreement of the State Street Research Capital Trust (the "Trust") dated February 5, 1993 ("Master Trust Agreement"), as heretofore amended, the Master Trust Agreement is hereby amended to change the name of one of the series of shares under such Trust, currently a Sub-Trust designated as

             "State Street Research Small Capitalization Value Fund"
                                       to
                      "State Street Research Aurora Fund."

         This Amendment shall be effective as of December 20, 1996.

         IN WITNESS WHEREOF, the undersigned officer of the Trust hereby adopts the foregoing on behalf of the Trust pursuant to authorization by the Trustees of the Trust.


                                    /s/ Francis J. McNamara, III
                                    ------------------------------
                                    Francis J. McNamara, III
                                    Secretary